As filed with the Securities and Exchange Commission on August 8, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	88-0215232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 693-7120

(Address of Principal Executive Offices) (Zip Code)

MGM Resorts International

Amended and Restated 2005 Omnibus Incentive Plan

(Full title of the plan)

John M. McManus, Esq.

Executive Vice President, General Counsel and Secretary

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(Name and address of agent for service)

(702) 693-7120

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	10,000,000 shares	$24.75	$247,500,000	$31,878

(1)	This Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the MGM Resorts International Amended and Restated 2005 Omnibus Incentive Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1) of the Securities Act of 1933, as amended. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the common stock, par value $0.01 per share, of the Registrant on the New York Stock Exchange on August 7, 2014, which was $24.75.

INTRODUCTION

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purposes of registering an additional 10,000,000 shares of common stock of MGM Resorts International, a Delaware corporation (the “Company” or the “Registrant”), issuable to eligible persons under the MGM Resorts International Amended and Restated 2005 Omnibus Incentive Plan. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Registration Statements on Form S-8 (No. 333-124864 and No. 333-160117 filed May 12, 2005 and June 19, 2009, respectively), filed with the Securities and Exchange Commission (the “Commission”), together with all exhibits filed therewith or incorporated therein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission on March 3, 2014;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014 filed with the Commission on May 8, 2014 and August 8, 2014, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 7, 2014; April 24, 2014; June 6, 2014; and June 10, 2014; and

(d)	The descriptions of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on May 11, 2005.

All documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this Registration Statement are deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents or reports, except as to any portion of any future document or report which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, state of Nevada, as of August 8, 2014.

MGM RESORTS INTERNATIONAL

By:	/s/ JAMES J. MURREN
James J. Murren Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints John M. McManus and Andrew Hagopian III, and each of them, acting alone, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all pre-effective amendments and post-effective amendments to this registration statement (including any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), with all exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES J. MURREN James J. Murren	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 8, 2014

/S/ ROBERT H. BALDWIN Robert H. Baldwin	Chief Design and Construction Officer and Director	August 8, 2014

/S/ DANIEL J. D’ARRIGO Daniel J. D’Arrigo	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 8, 2014

/S/ ROBERT C. SELWOOD Robert C. Selwood	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 8, 2014

/S/ WILLIAM A. BIBLE William A. Bible	Director	August 8, 2014

/S/ MARY CHRIS GAY Mary Chris Gay	Director	August 8, 2014

/S/ WILLIAM W. GROUNDS William W. Grounds	Director	August 8, 2014

/S/ ALEXIS M. HERMAN Alexis M. Herman	Director	August 8, 2014

/S/ ROLAND HERNANDEZ Roland Hernandez	Director	August 8, 2014

/S/ ANTHONY MANDEKIC Anthony Mandekic	Director	August 8, 2014

/S/ ROSE MCKINNEY-JAMES Rose McKinney-James	Director	August 8, 2014

Signature	Title	Date

/S/ GREGORY M. SPIERKEL Gregory M. Spierkel	Director	August 8, 2014

/S/ DANIEL J. TAYLOR Daniel J. Taylor	Director	August 8, 2014

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Registrant, dated June 14, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2011).

3.2	Amended and Restated Bylaws of the Registrant, effective August 20, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 23, 2013).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

10.1*	MGM Resorts International Amended and Restated 2005 Omnibus Incentive Plan.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (contained on the signature pages hereto).

*	Filed herewith.